Exhibit 99.1
DigitalGlobe Reports Third Quarter 2009 Financial Results
and Raises Full Year Outlook
Extends QuickBird Useful Life; WorldView-2 Commissioning on Schedule
Longmont, Colorado, November 9, 2009 — DigitalGlobe (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the third quarter ended September 30, 2009.
Third quarter 2009 revenue was $71.8 million, an increase of 8% compared to the same period last year. Third quarter net income was $14.6 million or $0.32 per diluted share as compared to net income of $14.3 million or $0.32 per diluted share for the third quarter 2008.
Third quarter 2009 Adjusted EBITDA, a non-GAAP financial measure, was $43.8 million, compared to third quarter 2008 Adjusted EBITDA of $44.1 million. The definition of Adjusted EBITDA and reconciliation to net income are set forth in this press release.
Separately, the company announced the extension of the estimated useful life of its QuickBird satellite by eighteen months. The satellite will continue to be an important part of DigitalGlobe’s constellation through May 2012.
“We are very pleased with our strong third quarter performance, reflecting continued momentum across our key customer segments,” said Jill Smith, Chairman, and Chief Executive Officer of DigitalGlobe. “We are delighted that the launch of WorldView-2 was successful and commissioning is progressing on plan. We anticipate that imagery from WorldView-2 will be commercially available approximately 90 days following the launch. Based on our results to date and our outlook for the remainder of 2009, we are raising our full year outlook.”
Business Highlights
•	On October 8, 2009, successfully launched WorldView-2, the company’s third high-resolution remote-sensing satellite and the first commercial platform to offer eight band multispectral imagery.
•	Released first images from WorldView-2 on October 19, 2009.
•	Initiated service for the ground station based in Troll, Antarctica, increasing the effective capacity of DigitalGlobe’s WorldView-1 and WorldView-2 satellites and enabling faster imagery delivery.
•
Signed Clear30 agreement with Microsoft Corporation (NASDAQ: MSFT) for high-resolution aerial imagery. This relationship will complement DigitalGlobe’s high-resolution satellite constellation and provide for complete coverage of the United States and Europe, updated every other year.

•	Increased ImageLibrary size to 815 million square kilometers as of September 30, 2009.
Full Year 2009 Outlook
Based on DigitalGlobe’s results for the first nine months of 2009 and our outlook for the remainder of the year, management is revising its full year outlook. The full year outlook assumes that WorldView-2 is not operational in 2009.
•	Full year 2009 total revenue is expected to be between $278 million and $283 million compared with the previous expectation of between $267 million and $277 million.
•	Full year 2009 diluted earnings per share are expected to be between $1.00 and $1.05 compared with the previous expectation of between $0.80 and $0.90.
•	Full year 2009 Adjusted EBITDA is expected to be between $165 million and $170 million compared with the previous expectation of between $155 million and $160 million.
•
Capital expenditures for 2009 are expected to be between $165 million and $170 million, including of approximately $155 million for WorldView-2. This is compared with the previous expectation of between $170 million and $180 million, including approximately $160 million for WorldView-2.

Conference Call Information
DigitalGlobe’s management will host a conference call today at 5:00p.m. ET/ 3:00p.m. MT to discuss its third quarter 2009 financial results.
The conference call dial-in numbers are as follows:
US/Canada dial-in: (866) 921-3936
International dial-in: (706) 679-9623
Passcode: 3485-0131
A replay of the call can be accessed by phone at the following number for 30 days following the call:
US/Canada dial-in: (800) 642-1687
International dial-in: (706) 645-9291
Passcode: 3485-0131
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com.
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, internet portals and navigation technology.
With our collection sources and comprehensive ImageLibrary (containing more than 815 million square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This presentation and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.
Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss or reduction of any of our primary contracts; the failure of our WorldView-2 satellite to commission successfully or as scheduled; the loss or impairment of our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Prospectus filed with the Commission on May 14, 2009.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.

Non-GAAP Financial Measures
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are considered non-core or non-recurring in nature.
We believe that the elimination of certain non-cash, non-operating or non-recurring items enables a more consistent measurement of period to period performance of our operations, as well as a comparison of our operating performance to companies in our industry. We believe this measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 or WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellites.
Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes other income (expense), net, and loss on derivative instrument because these items are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2009	2008	2009
Revenue	$66.8	$71.8	$203.0	$209.0
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	5.7	7.8	19.9	22.2
Selling, general and administrative	17.8	21.5	54.5	65.6
Depreciation and amortization	18.8	18.6	56.4	56.2

Income from operations	24.5	23.9	72.2	65.0
Loss from early extinguishment of debt	—	—	—	(7.7)
Loss on derivative instruments	—	—	—	(1.8)
Interest income (expense), net	(0.7)	—	(3.2)	0.1

Income before income taxes	23.8	23.9	69.0	55.6
Income tax expense	(9.5)	(9.3)	(29.0)	(22.0)

Net income	$14.3	$14.6	$40.0	$33.6

Earnings per share:
Basic earnings per share	$0.33	$0.33	$0.92	$0.76

Diluted earnings per share	$0.32	$0.32	$0.91	$0.75

Weighted average common shares outstanding:
Basic	43,459,653	44,679,714	43,438,310	44,152,352

Diluted	44,346,877	45,397,989	44,095,320	44,740,004

DigitalGlobe, Inc.
Unaudited Reconciliation of Third Quarter GAAP Net Income to Adjusted EBITDA
(in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2009	2008	2009
Net income	$14.3	$14.6	$40.0	$33.6
Depreciation and amortization	18.8	18.6	56.4	56.2
Interest (income), expense net	0.7	—	3.2	(0.1)
Loss on derivative instrument	—	—	—	1.8
Loss from early extinguishment of debt	—	—	—	7.7
Income tax expense	9.5	9.3	29.0	22.0
Non-cash stock compensation expense	0.8	1.3	2.5	5.5

Adjusted EBITDA	$44.1	$43.8	$131.1	$126.7

Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

DigitalGlobe, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions, except per share data)

	December 31,	September 30,
	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60.8	$96.1
Restricted cash	2.5	8.6
Accounts receivable, net of allowance for doubtful accounts of $0.9 and $1.4, respectively	44.3	40.9
Accounts receivable from related party	2.5	—
Aerial image library	4.9	5.5
Prepaid and current assets	5.8	10.2
Deferred taxes	24.9	12.6

Total current assets	145.7	173.9
Property and equipment, net of accumulated depreciation of $288.6 and $343.3, respectively	792.9	880.4
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $5.4 and $6.8, respectively	3.6	2.2
Long-term restricted cash	—	16.7
Long-term deferred contract costs	5.7	32.8
Long-term deferred contract costs from related party	15.9	—
Other assets, net	7.7	9.6

Total assets	$980.2	$1,124.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	0.7	4.4
Accounts payable to related party	1.8	—
Accrued interest	3.5	16.0
Other accrued liabilities	20.1	21.2
Other accrued liabilities to related party	2.7	—
Current portion of deferred revenue	28.1	32.0
8.5% Cumulative mandatorily redeemable preferred stock-Series-C; $0.001 par value; 50,000,000 shares authorized; 10 shares issued and outstanding; aggregate liquidation preference of $0.5 million as of December 31, 2008 and there was no balance as of September 30, 2009	0.5	—

Total current liabilities	$57.4	$73.6
Deferred revenue	214.9	230.5
Deferred revenue related party	24.7	—
Deferred lease incentive	6.3	5.7
Long-term debt	230.0	342.9
Long-term debt and accrued interest to related parties	44.6	—
Long-term deferred tax liability	—	9.2

Total liabilities	$577.9	$661.9
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2008 and September 30, 2009	—	—
Common stock; $0.001 par value; 250,000,000 shares authorized; 43,468,941 shares issued and outstanding at December 31, 2008 and 44,934,831 shares issued and outstanding at September 30, 2009	0.2	0.2
Treasury stock, at cost; 21,555 shares at December 31, 2008 and 43,723 shares at September 30, 2009	(0.2)	(0.7)
Additional paid-in capital	467.2	492.7
Accumulated other comprehensive income (loss)	(1.5)	—
Accumulated deficit	(63.4)	(29.8)

Total stockholders’ equity	402.3	462.4

Total liabilities and stockholders’ equity	$980.2	$1,124.3

DigitalGlobe, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	For the Nine Months Ended
	September 30,
	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40.0	$33.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	56.4	56.2
Non-cash recognition of deferred revenue	(19.1)	(19.8)
Non-cash amortization	3.1	4.0
Non-cash stock compensation expense	2.5	5.5
Amortization of debt issuance costs	1.3	—
Write off of debt financing fees	—	5.3
Deferred income taxes	26.6	20.5
Changes in working capital, net of investing activities:
Accounts receivable, net	14.9	6.1
Accounts receivable from related party	(1.6)	(0.2)
Aerial image library	(2.7)	(4.7)
Other assets	4.5	(4.6)
Accounts payable	1.5	(0.8)
Accounts payable and accrued liabilities to related parties	(1.8)	3.5
Accrued liabilities	3.0	(0.4)
Deferred contract costs from related party	(7.7)	(11.7)
Deferred revenue	(0.9)	12.4
Deferred revenue related party	6.5	2.1
Deferred lease incentive	0.8	—

Net cash flows provided by operating activities	127.3	107.0

CASH FLOWS USED IN INVESTING ACTIVITIES:
Construction in progress additions	(100.8)	(121.4)
Other property, equipment and intangible additions	(4.0)	(7.2)
Increase in restricted cash	(0.1)	(22.8)
Settlements of derivative instruments	(0.8)	(2.8)

Net cash flows used in investing activities	(105.7)	(154.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	38.5	330.9
Proceeds from initial public offering, net of issuance costs	(2.4)	21.7
Repayment of notes	—	(270.0)
Proceeds from exercise of stock options	1.1	0.3
Repuchase of common stock	—	(0.4)

Net cash flows provided by financing activities	37.2	82.5

Net increase in cash and cash equivalents	58.8	35.3
Cash and cash equivalents, beginning of period	22.9	60.8

Cash and cash equivalents, end of period	$81.7	$96.1

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized	$3.1	$—
Cash paid for income taxes	2.0	2.4
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash items capitalized in construction in progress	—	5.5
Changes to non-cash property and equipment accruals, including interest	(14.7)	8.1
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Contacts

Investor Contact:	Media Contact :

Investor Relations Contact: Linda Rothemund Market Street Partners (303) 684-4210 ir@digitalglobe.com	Media Relations Contact: Ginger Lennon Racepoint Group (781) 487-4640 digitalglobe@racepointgroup.com
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